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Exhibit 99.1

One Lincoln Street Boston, MA 02111 United States of America
News Release
Contact:	Edward J. Resch +1 617/664-1110	Investors:	Kelley MacDonald +1 617/664-3477	Media:	Hannah Grove +1 617/664-3377

STATE STREET CORPORATION REPORTS THIRD-QUARTER EPS OF $1.09
INCLUDING NET NON-OPERATING ITEMS OF $(0.15)

OPERATING EPS OF $1.24 IS UP 8% COMPARED TO Q3 2007

STRONG MOMENTUM CONTINUES WITH REVENUE UP 24% AND OPERATING
REVENUE UP 12% COMPARED TO Q3 2007

STATE STREET INVITED AS ONE OF THE FIRST NINE FINANCIAL INSTITUTIONS TO
TAKE A LEADERSHIP POSITION IN TREASURY'S CAPITAL PURCHASE PROGRAM

Boston, MA ... October 15, 2008

        State Street Corporation announced today third-quarter 2008 earnings per share of $1.09, an increase from $0.91 per share in the third quarter of 2007. Earnings per share in the third quarter include a $0.48 per share gain on the July 2008 sale of CitiStreet, $0.01 per share from acting as an intermediary under the Federal Reserve Bank's Asset-Backed Commercial Paper Money Market Liquidity Facility ("AMLF"), a $(0.31) per share charge related to an increase in our reserve for sale-in, lease-out transactions ("SILOs"), a $(0.28) per share charge to establish a reserve to address our estimated net exposure on an indemnification obligation associated with collateral repurchase agreements with Lehman Brothers ("Lehman"), and $(0.05) per share in merger and integration costs associated with the July 2, 2007, acquisition of Investors Financial Services Corp. ("Investors Financial"). Operating-basis results are reported excluding these items. Earnings per share in the third quarter of 2007 include $(0.24) per share of merger and integration costs. On an operating basis, earnings in the third quarter of 2008 are $1.24 per share, up 8% from $1.15 per share in the third quarter of 2007.

        Revenue of $2.771 billion in the third quarter of 2008 is up 24%, compared to $2.240 billion in the year-ago quarter. Excluding the $350 million gain we recognized on the sale of CitiStreet, $8 million in net interest revenue from the AMLF, and $(98) million for a reduction of net interest revenue related to SILO lease transactions, operating revenue is $2.536 billion, up 12.4% from $2.257 billion in last year's third quarter. Total expenses in the third quarter of 2008 are $1.925 billion, up 14% from $1.689 billion in the third quarter of 2007. Excluding the $200 million reserve associated with our estimated net exposure on an indemnification obligation relating to collateralized repurchase agreements with Lehman, and merger and integration costs of $30 million in the third quarter of 2008 and $141 million in the third quarter of 2007 associated with the Investors Financial acquisition, expenses on an operating basis are $1.695 billion, up 9.5%, or $147 million, compared to $1.548 billion in the year-ago quarter. On an operating basis, State Street generated about 290 basis points of positive operating leverage. For the third quarter of 2008, return on shareholders' equity is 13.6%, compared to 12.6% in the third quarter of 2007. The return on shareholders' equity reflects the impact of the equity capital issuance in June 2008, as well as the non-operating items listed above. Excluding the non-operating items, operating return on equity is 15.4% in the third quarter of 2008 compared to 15.8% in the third quarter of 2007.

        Ronald E. Logue, State Street's chairman and chief executive officer, said, "We are pleased to be one of the nine financial institutions key to the infrastructure of the global financial markets, selected by the U.S. Treasury to initiate the TARP Capital Purchase Program, a program aimed at addressing the financial turmoil and restoring confidence in the markets. Our selection demonstrates the important role that State Street plays for its customers and in the global markets and reflects our core financial strengths. Although we have always been and remain well capitalized, the program adds additional capital and affords us additional flexibility to continue our leadership role in meeting the challenges and opportunities in current markets. It's my belief that the companies that will emerge from this turmoil are those, like State Street, with the right mix of businesses, a focus on customer service, and a prudent plan for this environment. As part of this program, State Street will issue $2 billion of senior preferred shares to the U.S. Treasury along with warrants to purchase common stock with a total market price equal to about $300 million at the time of issuance, which we anticipate will be minimally dilutive to our shareholders."

        He continued, "In the third quarter, the volatility of both the equity and fixed-income markets resulted in increased business for State Street as customers sought us out because of our reputation for stability and safety. Market events drove growth in our balance sheet from $146 billion at June 30, 2008, to $286 billion at quarter end. Our normalized balance sheet has grown to $155 billion, excluding a temporary balance of $77 billion due to the AMLF and $54 billion in excess balances held at central banks, which we believe reflect current market conditions. We bear no risk or any capital assessment relative to the AMLF balances. We are pleased to be a significant participant and one of the first banks to be fully operational in the AMLF program of the Federal Reserve. We are also pleased to have been appointed by the U.S. Treasury to manage a portion of the assets for its mortgage-backed securities portfolio."

        Logue added, "The recently announced Commercial Paper Funding Facility, that the Federal Reserve Bank has also appointed us to service, will provide liquidity to the commercial paper markets. In addition to its primary role in providing liquidity in the commercial paper markets, we expect this program to provide an additional source of liquidity for State Street's asset-backed commercial paper program in these disrupted markets with a substantial amount of the program's asset-backed commercial paper qualifying for the program."

        Logue noted, "Due to the unprecedented market illiquidity in the third quarter, the unrealized after-tax mark-to-market losses at quarter end on State Street's investment portfolio have increased to $3.3 billion and in the asset-backed commercial paper conduits to $2.1 billion. However, as we have said in the past, the asset quality of both our investment portfolio and the conduit program remains high."

        Speaking of the Company's secured exposure to Lehman Brothers, Logue said, "As we announced on September 18, 2008, we have no unsecured exposure to Lehman. However, we held mortgages as collateral for certain repurchase agreements. Following the Lehman bankruptcy, we evaluated the collateral securing our obligations in light of current market conditions and established a reserve of $200 million to address our estimated net exposure on indemnification obligations relating to these agreements."

        Addressing the future outlook, Logue concluded, "Due to our strong performance in the first nine months of 2008, we continue to confirm our earlier statements regarding our performance to our financial goals for 2008. We continue to expect our growth in operating earnings per share to be approaching the high end of the 10 to 15 percent range; growth in operating revenue to be above the

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high end of the 14 to 17 percent range and our operating return on equity to approach the high end of the 14 to 17 percent range."

        As State Street has previously disclosed, the market value of the portfolios that State Street Global Advisors manages in accounts that have entered into contracts with third-party financial institutional guarantors, continues to be under pressure, reflecting the illiquidity in the fixed-income markets. While State Street is not contractually obligated to do so, the Company is evaluating various options including providing some form of support to these accounts. This decision could result in a pre-tax charge of between $400 and $450 million in the fourth quarter. State Street is still reviewing this issue and has not yet determined what action, if any, to take.

        Following are two tables that display specified reported-basis and operating-basis results for legacy State Street as well as for its Investors Financial business. The first table presents results reported in accordance with U.S. generally accepted accounting principles (GAAP) and the effects of the non-operating items excluded from operating-basis results. The second table describes the results in four categories: "Baseline," "Investors Financial," "Operating," and "Reported." Management presents results on an operating basis in order to provide financial information that is comparable from period to period and to present comparable financial trends with respect to our ongoing business operations. Management believes such presentation facilitates an investor's understanding and analysis of our underlying performance and trends in addition to financial information prepared in accordance with GAAP. In addition, management believes that providing separate Investors Financial results and

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baseline financial information further assists investors and analysts in understanding the effect of that acquisition.

	For the three months ended September 30, 2008		For the three months ended September 30, 2007
$ in millions except per share data	Operating(a)	Reported(b)	Operating(c)	Reported(b)
Fee revenue	$1,899	$1,899	$1,799	$1,799
Net interest revenue from operations	615	615	464	464
Taxable-equivalent adjustment	25	0	17	0
Net interest revenue from AMLF	0	8	0	0
SILO-related reduction in net interest revenue	0	(98)	0	0
Total net interest revenue	640	525	481	464
Gains (losses) related to investment securities, net	(3)	(3)	(23)	(23)
Gain on sale of CitiStreet interest	0	350	0	0
Total revenue	2,536	2,771	2,257	2,240
Operating expenses	1,695	1,695	1,548	1,548
Merger and integration costs	0	30	0	141
Provision for Lehman reserve	0	200	0	0
Total operating expenses	1,695	1,925	1,548	1,689
Income before income tax expense	841	846	709	551
Income tax expense from operations	278	278	243	243
Taxable-equivalent adjustment	25	0	17	0
Income tax expense on non-operating items	0	52	0	(50)
SILO-related charge increasing income tax expense	0	39	0	0
Total income tax expense	303	369	260	193
Net income	$538	$477	$449	$358
Diluted earnings per share	$1.24	$1.09	$1.15	$0.91

(a)
"Operating" results in the third quarter of 2008 are reported results, excluding the impact of the CitiStreet gain, the AMLF revenue, recording an additional charge associated with SILO leasing transactions, the impact of the reserve associated with the secured exposure to Lehman Brothers, and merger and integration costs associated with the acquisition of Investors Financial; and are presented on a fully taxable-equivalent basis.

(b)
"Reported" results are in accordance with U.S. generally accepted accounting principles (GAAP).

(c)
"Operating" results in the third quarter of 2007 exclude merger and integration costs associated with the acquisition of Investors Financial and are presented on a fully taxable-equivalent basis.

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$ in millions except per share data
For the three months ended
September 30, 2008

					September 30, 2007
		Investors Financial(b)
	Baseline(a)		Operating(c)	Reported(d)	Reported(d)
Fee revenue	$1,731	$168	$1,899	$1,899	$1,799
All other revenue	575	62	637	872	441
Total revenue	2,306	230	2,536	2,771	2,240
Total expenses	1,550	145	1,695	1,925	1,689
Income tax expense	264	39	303	369	193
Net income	$492	$46	$538	$477	$358
Diluted EPS	$1.22	$0.02	$1.24	$1.09	$0.91

(a)
"Baseline" results represent results of legacy State Street on an operating basis excluding the Investors Financial results described below and are presented on a fully taxable-equivalent basis.

(b)
"Investors Financial" results represent revenue and expenses, including financing costs and amortization of intangibles, attributable to the Investors Financial business acquired on July 2, 2007, but excluding merger and integration costs. Presented on a fully taxable-equivalent basis. Per-share amounts reflect the impact on outstanding shares from the issuance of approximately 61 million shares for the acquisition.

(c)
"Operating" results are reported results, excluding the impact of the CitiStreet gain, the AMLF revenue, recording an additional charge associated with SILO leasing transactions, the impact of the reserve associated with the secured exposure to Lehman Brothers, and merger and integration costs associated with the acquisition of Investors Financial and are presented on a fully taxable-equivalent basis.

(d)
"Reported" results are in accordance with GAAP.

THIRD-QUARTER RESULTS VS. YEAR-AGO QUARTER

        Total operating revenue increased 12.4% compared to the third quarter of 2007. Total operating expenses grew 9.5% to $1.7 billion.

        Servicing fees are up 3%, to $966 million from $937 million in last year's third quarter. The increase is attributable to business from new and existing customers, offset partially by lower average equity market valuations. Total assets under custody are $14.045 trillion at September 30, 2008, down 7%, compared with $15.148 trillion at September 30, 2007. Daily average values for the S&P 500 Index are down 16%, for the MSCI® EAFE IndexSM are down 19%, and for the NASDAQ are down 12% during the third quarter of 2008 from the year-ago quarter.

        Investment management fees, generated by State Street Global Advisors, are $261 million, down 13% from $299 million in last year's third quarter. Management fees reflect the impact of lower average month-end equity valuations and lower performance fees. Total assets under management are $1.686 trillion at September 30, 2008, down 16%, compared to $1.998 trillion at September 30, 2007.

        Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $363 million for the quarter, up 13% from $320 million a year ago, itself an unusually strong quarter. The increase is driven by higher FX volatility, especially at the end of the quarter, and higher revenue from brokerage and other fees.

        Securities finance revenue is $246 million in the quarter, up 49% compared to $165 million in the year-ago quarter, reflecting an improvement in spreads, partially offset by lower volumes.

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        Processing fees and other revenue declined 19% at $63 million, compared to $78 million a year ago due to lower fees and lower contributions from joint ventures.

        Operating net interest revenue on a fully taxable-equivalent basis, is $640 million, an increase of $159 million, or 33% from $481 million a year ago. The increase in net interest revenue is due to lower funding costs as a result of the reductions in the Fed Funds rate in the first and second quarters, as well as a larger balance sheet. Net interest margin increased to 2.22% from 1.73% a year ago. During the quarter the Company recorded $29 million in other-than-temporary impairment charges on five investment securities, offset partially by $26 million in security gains.

        Total expenses in the third quarter are $1.925 billion, up 14% compared to $1.689 billion in the year-ago quarter. Total operating expenses in the third quarter of 2008 increased from $1.548 billion to $1.695 billion, up $147 million, or 9.5%, from the year-ago quarter. On an operating basis, the Company achieved 290 basis points of positive operating leverage in the third quarter of 2008 compared to the third quarter of 2007. Salaries and benefits expenses are up 12% to $1.0 billion, primarily attributable to increases in headcount due to new business and higher benefits costs. Transaction processing expenses in the third quarter of $165 million were flat compared to the year-ago quarter. Expenses for information systems and communications increased $6 million, or 4%, to $151 million due to new product development. Occupancy expense increased 6% to $116 million due to costs associated with non-U.S. expansion. Other expenses, excluding the Lehman charge, were up 13% at $241 million due primarily to increased professional fees.

        On a reported basis the tax rate is 43.5% for the quarter, compared with 35.0% in the third quarter of 2007, and on an operating basis is 34.0%, compared with 35.0% in the third quarter of last year.

RESULTS OF THE THIRD QUARTER OF 2008 VS. THE SECOND QUARTER OF 2008

        Third-quarter earnings per share of $1.09 compares to earnings per share of $1.35 per share in the second quarter. Second quarter earnings per share include $0.05 of after-tax merger and integration costs associated with the acquisition of Investors Financial. Operating earnings per share in the third quarter are $1.24, down 11.4% from $1.40 in the second quarter of 2008. Total revenue on an operating basis in the third quarter is $2.536 billion, down 6.1% from the second quarter. Total expenses on an operating basis are $1.695 billion, down 6.3%, or $114 million, versus $1.809 billion in the second quarter. On an operating basis, the Company achieved 20 basis points of positive operating leverage. For the third quarter of 2008, return on shareholders' equity is 13.6% compared to 18.6% in the second quarter and is 15.4% excluding non-operating items compared to 19.3% on an operating basis in the second quarter.

        Servicing fees are down 1% at $966 million due to the lower daily average equity valuations, partially offset by business from existing and new customers. Management fees are down 7% at $261 million principally due to lower daily average equity valuations, offset partially by higher performance fees. Trading services revenue increased 13% to $363 million due to higher volatility near the end of the quarter and higher equity trading volumes. Securities finance revenue was down 30%, or $106 million, at $246 million, due to lower spreads and less demand, compared to a seasonally high second quarter. Processing fees and other decreased from $77 million to $63 million. Operating net interest revenue on a fully taxable-equivalent basis, was down 7% at $640 million, compared to the second quarter, due primarily to lower investment yields on assets and a decline in revenue from non-U.S. transaction deposits.

        On an operating basis, expenses declined 6% compared to the second quarter. Salaries and employee benefits expenses total $1.022 billion, a decrease of $38 million, or 4%, from $1.060 billion in the second quarter, attributable primarily to lower incentive compensation. Transaction processing services expense decreased $7 million, or 4%, to $165 million due to lower valuations. Information

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systems and communication expense was down 8%, or $13 million, to $151 million due to lower infrastructure spending, and occupancy expense was about flat at $116 million. Other expenses are down $57 million, or 19%, from $298 million to $241 million due primarily to reductions in professional fees, lower costs in bank operations, and lower securities processing costs.

ADDITIONAL INFORMATION

        All per share amounts represent diluted earnings per share.

INVESTOR CONFERENCE CALL

        State Street will webcast an investor conference call today, Wednesday, October 15, 2008, at 7:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 (Conference ID# 61961747). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 (Conference ID# 61961747), beginning approximately two hours after the call's completion. The telephone replay will be available for two weeks following the conference call. This press release, presentation materials to be referred to on the conference call and additional financial information are available on State Street's website, at www.statestreet.com/stockholder, under "Investor Information—Latest News,"—Annual Reports and Financial Trends—Financial Trends" and "—Investor Events and Presentations."

        State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors, including investment servicing, investment management and investment research and trading. With $14.0 trillion in assets under custody and $1.7 trillion in assets under management at September 30, 2008, State Street operates in 26 countries and more than 100 geographic markets worldwide and employs 28,950 worldwide. For more information, visit State Street's web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

        This news announcement contains forward-looking statements as defined by United States securities laws, including statements about State Street's goals and expectations regarding its business, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments and the business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State Street's expectations or beliefs as of any date subsequent to the date of this release.

        Important factors that may affect future results and outcomes include:

  •
  the financial strength of the counterparties with which State Street or its clients does business and with whom State Street has investment or financial exposure;

  •
  the liquidity of the U.S. and International securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of State Street's customers;

  •
  potential changes to the competitive environment due to the effects of consolidation, regulation and perceptions of State Street as a suitable service provider or counterparty;

  •
  the level and volatility of interest rates, particularly in the U.S., Europe and the Asia/Pacific region; the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

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  •
  economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets in the U.S. and internationally;

  •
  State Street's ability to measure the fair value of securities in its investment securities portfolio and in the asset-backed commercial paper conduits it sponsors, particularly given current market conditions for many of those securities;

  •
  the credit quality and credit agency ratings of the securities in State Street's investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss, the maintenance of the credit agency ratings for State Street's own debt obligations as well as the level of credibility of credit agency ratings;

  •
  State Street's ability to attract non-interest bearing deposits and other low-cost funds;

  •
  the possibility that changes to accounting rules or in market conditions or asset performance may require any off-balance sheet activities, including State Street's asset-backed commercial paper conduits, to be consolidated into State Street's financial statements, requiring recognition of associated losses, if any;

  •
  the results of litigation and similar disputes and, in particular, the effect that current or potential litigation may have on its reputation and that of State Street Global Advisors ("SSgA") and State Street's ability to attract and retain customers; the possibility that the ultimate costs of the legal exposure associated with certain of SSgA's actively managed fixed-income strategies may exceed or be below the level of the related reserve, in view of the uncertainties of the timing and outcome of litigation, and the amounts involved;

  •
  the possibility of further developments of the nature that previously gave rise to the legal exposure associated with certain of SSgA's actively managed fixed-income and other investment strategies;

  •
  State Street's ability to integrate acquisitions into its business, including the acquisition of Investors Financial;

  •
  the performance and demand for the products and services State Street offers, including the level and timing of withdrawals from our collective investment products;

  •
  the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers, as well as the effects of legal and regulatory proceedings, including litigation;

  •
  State Street's ability to continue to grow revenue, control expenses and attract the capital necessary to achieve its business goals and comply with regulatory requirements;

  •
  State Street's ability to navigate systemic risks and control operating risks;

  •
  State Street's ability to obtain quality and timely services from third parties with which it contracts;

  •
  trends in the globalization of investment activity and the growth on a worldwide basis in financial assets and the resulting sovereign and monetary policy risks;

  •
  trends in governmental and corporate pension plans and savings rates;

  •
  changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact State Street's consolidated financial statements; and

  •
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

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Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2007 Annual Report on Form 10-K and its subsequent SEC filings, including, in particular, its Current Report on Form 8-K dated October 15, 2008. State Street encourages investors to read these filings, particularly the sections on Risk Factors, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, October 15, 2008, and State Street does not undertake efforts to revise those forward-looking statements to reflect events after this date.

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STATE STREET CORPORATION
Earnings Press Release Addendum

Financial Highlights
September 30, 2008

	Quarters Ended						% Change
(Dollars in millions, except per share amounts or where otherwise noted)	September 30, 2008		June 30, 2008		September 30, 2007		Q3 2008 vs. Q2 2008	Q3 2008 vs. Q3 2007
Total Revenue(1)		$2,771		$2,672		$2,240	4%	24%
Total Expenses(2)(3)		1,925		1,841		1,689	5	14
Net Income		477		548		358	(13)	33
Diluted Earnings Per Share(4)		$1.09		$1.35	$	..91	(19)	20
Cash Dividends Declared Per Share	$	..24	$	..24	$	..22
Closing Price Per Share of Common Stock (at quarter end)		56.88		63.99		68.16
Return on Equity		13.6%		18.6%		12.6%
At Quarter End:
Assets Under Custody (AUC) (in trillions)		$14.05		$15.26		$15.15
Assets Under Management (AUM) (in trillions)		1.69		1.89		2.00
Financial Trends:

	Nine Months Ended		% Change
(Dollars in millions, except per share amounts)	September 30, 2008	September 30, 2007(5)	2008 vs. 2007
Total Revenue(1)	$8,020	$5,857	37%
Total Expenses(2)(6)	5,540	4,260	30
Income Tax Expense	925	559	65
Net Income	1,555	1,038	50
Diluted Earnings Per Share(4)	3.78	2.91	30
Cash Dividends Declared Per Share	..71	..65	9
Return on Equity	16.8%	15.9%

(1)
Quarter and nine months ended September 30, 2008 include $350 million gain from sale of CitiStreet interest, net of exit and other associated costs.
(2)
Quarter and nine months ended September 30, 2008 include $200 million provision for potential secured exposure associated with collateralized repurchase agreements.
(3)
Quarters ended September 30, 2008, June 30, 2008 and September 30, 2007 include merger and integration costs of $30 million, $32 million and $141 million, respectively, recorded in connection with the acquisition of Investors Financial.
(4)
Quarter and nine months ended September 30, 2008 and quarter ended June 30, 2008 reflect the impact of the issuance of 40.5 million shares of common stock on June 3, 2008 in a public offering.
(5)
Nine months ended September 30, 2007 include results of Investors Financial business for the quarter ended September 30, 2007.
(6)
Nine months ended September 30, 2008 and September 30, 2007 include merger and integration costs of $88 million and $141 million, respectively, recorded in connection with the acquisition of Investors Financial.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters and Nine Months Ended September 30, 2008 and September 30, 2007

	Quarters Ended			Nine Months Ended
(Dollars in millions, except per share amounts)	September 30, 2008	September 30, 2007	% Change	September 30, 2008	September 30, 2007(1)	% Change
Fee Revenue:
Servicing fees	$966	$937	3%	$2,903	$2,421	20%
Management fees	261	299	(13)	819	844	(3)
Trading services	363	320	13	1,049	800	31
Securities finance	246	165	49	901	425	112
Processing fees and other	63	78	(19)	194	216	(10)

Total fee revenue	1,899	1,799	6	5,866	4,706	25
Net Interest Revenue:
Interest revenue	1,027	1,383	(26)	3,452	3,758	(8)
Interest expense	502	919	(45)	1,645	2,584	(36)

Net interest revenue(2)	525	464	13	1,807	1,174	54
Provision for loan losses	—	—		—	—

Net interest revenue after provision for loan losses	525	464	13	1,807	1,174	54
Losses related to investment securities, net	(3)	(23)		(3)	(23)
Gain from sale of CitiStreet interest, net of exit and other associated costs	350	—		350	—

Total revenue	2,771	2,240	23.7	8,020	5,857	36.9
Operating Expenses:
Salaries and employee benefits	1,022	916	12	3,144	2,463	28
Information systems and communications	151	145	4	470	398	18
Transaction processing services	165	165	—	499	435	15
Occupancy	116	109	6	341	301	13
Merger and integration costs	30	141		88	141
Other	441	213	107	998	522	91

Total operating expenses	1,925	1,689	14.0	5,540	4,260	30.0

Income before income tax expense	846	551	54	2,480	1,597	55
Income tax expense	369	193		925	559

Net income	$477	$358	33	$1,555	$1,038	50

Earnings Per Share:
Basic	$1.11	$.92	21	$3.82	$2.95	29
Diluted	1.09	.91	20	3.78	2.91	30
Average Shares Outstanding (in thousands):
Basic	430,872	386,843		407,186	352,410
Diluted	435,030	392,150		411,204	356,695

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1)
Nine months ended September 30, 2007 include financial results of Investors Financial business for the quarter ended September 30, 2007.

(2)
Net interest revenue on a fully taxable-equivalent basis was $640 million and $481 million for the quarters ended September 30, 2008 and 2007, respectively, and $1.97 billion and $1.22 billion for the nine months ended September 30, 2008 and 2007, respectively. These amounts include taxable-equivalent adjustments of $25 million and $17 million for the quarters ended September 30, 2008 and 2007, respectively, and $76 million and $41 million for the nine months ended September 30, 2008 and 2007, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters Ended September 30, 2008 and June 30, 2008

	Quarters Ended
(Dollars in millions, except per share amounts)	September 30, 2008	June 30, 2008	% Change
Fee Revenue:
Servicing fees	$966	$977	(1)%
Management fees	261	280	(7)
Trading services	363	320	13
Securities finance	246	352	(30)
Processing fees and other	63	77	(18)

Total fee revenue	1,899	2,006	(5)
Net Interest Revenue:
Interest revenue	1,027	1,137	(10)
Interest expense	502	480	5

Net interest revenue(1)	525	657	(20)
Provision for loan losses	—	—

Net interest revenue after provision for loan losses	525	657	(20)
Gains (Losses) related to investment securities, net	(3)	9
Gain from sale of CitiStreet interest, net of exit and other associated costs	350	—

Total revenue	2,771	2,672	3.7
Operating Expenses:
Salaries and employee benefits	1,022	1,060	(4)
Information systems and communications	151	164	(8)
Transaction processing services	165	172	(4)
Occupancy	116	115	1
Merger and integration costs	30	32	(6)
Other	441	298	48

Total operating expenses	1,925	1,841	4.6

Income before income tax expense	846	831	2
Income tax expense	369	283

Net income	$477	$548	(13)

Earnings Per Share:
Basic	$1.11	$1.36	(18)
Diluted	1.09	1.35	(19)
Average Shares Outstanding (in thousands):
Basic	430,872	402,482
Diluted	435,030	406,964

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1)
Net interest revenue on a fully taxable-equivalent basis was $640 million and $685 million for the quarters ended September 30, 2008 and June 30, 2008, respectively. These amounts include taxable-equivalent adjustments of $25 million and $28 million.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Nine Months Ended September 30, 2008 and September 30, 2007

	Quarters Ended(1)			Nine Months Ended(1)
(Dollars in millions, except per share amounts)	September 30, 2008	September 30, 2007	% Change	September 30, 2008	September 30, 2007	% Change
Fee Revenue:
Servicing fees	$966	$937	3%	$2,903	$2,421	20
Management fees	261	299	(13)	819	844	(3)
Trading services	363	320	13	1,049	800	31
Securities finance	246	165	49	901	425	112
Processing fees and other	63	78	(19)	194	216	(10)

Total fee revenue	1,899	1,799	6	5,866	4,706	25
Net Interest Revenue:
Interest revenue, operating basis	1,105	1,400	(21)	3,581	3,799	(6)
Interest expense	465	919	(49)	1,608	2,584	(38)

Net interest revenue, operating basis	640	481	33	1,973	1,215	62
Provision for loan losses	—	—		—	—

Net interest revenue after provision for loan losses, operating basis	640	481		1,973	1,215	62
Losses related to investment securities, net	(3)	(23)		(3)	(23)

Total revenue, operating basis(2)(3)	2,536	2,257	12.4	7,836	5,898	32.9
Operating Expenses:
Salaries and employee benefits	1,022	916	12	3,144	2,463	28
Information systems and communications	151	145	4	470	398	18
Transaction processing services	165	165	—	499	435	15
Occupancy	116	109	6	341	301	13
Other	241	213	13	798	522	53

Total operating expenses, operating basis(2)(3)	1,695	1,548	9.5	5,252	4,119	27.5

Income before income tax expense, operating basis	841	709	19	2,584	1,779	45
Income taxes, operating basis	278	243		853	609
Taxable-equivalent adjustment	25	17		76	41

Net income, operating basis	$538	$449	20	$1,655	$1,129	47

Diluted earnings per share, operating basis	$1.24	$1.15	8	$4.03	$3.15	28
Average diluted shares outstanding (in thousands)	435,030	392,150		411,204	356,695
Return on equity, operating basis	15.4%	15.8%		17.8%	17.3%

(1)
Refer to the accompanying reconciliation of reported results to operating-basis results.

(2)
For the quarter ended September 30, 2008, positive operating leverage in the year-over-year comparison was 290 basis points, based on growth in total operating-basis revenue of 12.4% and growth in total operating-basis expenses of 9.5%.

(3)
For the nine months ended September 30, 2008, positive operating leverage in the year-over-year comparison was 540 basis points, based on growth in total operating-basis revenue of 32.9% and growth in total operating-basis expenses of 27.5%.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended September 30, 2008 and June 30, 2008

	Quarters Ended(1)
(Dollars in millions, except per share amounts)	September 30, 2008	June 30, 2008	% Change
Fee Revenue:
Servicing fees	$966	$977	(1)%
Management fees	261	280	(7)
Trading services	363	320	13
Securities finance	246	352	(30)
Processing fees and other	63	77	(18)

Total fee revenue	1,899	2,006	(5)
Net Interest Revenue:
Interest revenue, operating basis	1,105	1,165	(5)
Interest expense	465	480	(3)

Net interest revenue, operating basis	640	685	(7)
Provision for loan losses	—	—

Net interest revenue after provision for loan losses, operating basis	640	685	(7)
Gains (Losses) related to investment securities, net	(3)	9

Total revenue, operating basis(2)	2,536	2,700	(6.1)
Operating Expenses:
Salaries and employee benefits	1,022	1,060	(4)
Information systems and communications	151	164	(8)
Transaction processing services	165	172	(4)
Occupancy	116	115	1
Other, operating basis	241	298	(19)

Total operating expenses, operating basis(2)	1,695	1,809	(6.3)

Income before income tax expense, operating basis	841	891	(6)
Income taxes	278	293
Taxable-equivalent adjustment	25	28

Net income, operating basis	$538	$570	(6)

Diluted earnings per share, operating basis	$1.24	$1.40	(11.4)
Average diluted shares outstanding (in thousands)	435,030	406,964
Return on equity, operating basis	15.4%	19.3%

(1)
Refer to the accompanying reconciliation of reported results to operating-basis results.

(2)
For the quarter ended September 30, 2008, positive operating leverage in the quarter-over-quarter comparison was 20 basis points, based on decline in total operating-basis revenue of 6.1% and decline in total operating-basis expenses of 6.3%.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Nine Months Ended September 30, 2008

	Quarter Ended September 30, 2008					Nine Months Ended September 30, 2008
(Dollars in millions, except per share amounts)	Reported Results	Adjustments			Operating Results	Reported Results	Adjustments			Operating Results
Fee Revenue:
Servicing fees	$966				$966	$2,903				$2,903
Management fees	261				261	819				819
Trading services	363				363	1,049				1,049
Securities finance	246				246	901				901
Processing fees and other	63				63	194				194

Total fee revenue	1,899				1,899	5,866				5,866
Net Interest Revenue:
Interest revenue	1,027		$78	(1)	1,105	3,452		$129	(1)	3,581
Interest expense	502		(37	)(2)	465	1,645		(37	)(2)	1,608

Net interest revenue	525		115		640	1,807		166		1,973
Provision for loan losses	—		—		—	—		—		—

Net interest revenue after provision for loan losses	525		115		640	1,807		166		1,973
Losses related to investment securities, net	(3)		—		(3)	(3)		—		(3)
Gain from sale of CitiStreet interest, net of exit and other associated costs	350		(350	)(3)	—	350		(350	)(3)	—

Total revenue	2,771		(235)		2,536	8,020		(184)		7,836
Operating Expenses:
Salaries and employee benefits	1,022		—		1,022	3,144		—		3,144
Information systems and communications	151		—		151	470		—		470
Transaction processing services	165		—		165	499		—		499
Occupancy	116		—		116	341		—		341
Merger and integration costs	30		(30	)(4)	—	88		(88	)(4)	—
Other	441		(200	)(5)	241	998		(200	)(5)	798

Total operating expenses	1,925		(230)		1,695	5,540		(288)		5,252

Income before income taxes	846		(5)		841	2,480		104		2,584
Income taxes	369		(91	)(6)	278	925		(72	)(7)	853
Taxable-equivalent adjustment	—		25	(8)	25	—		76	(8)	76

Net income	$477		$61		$538	$1,555		$100		$1,655

Diluted earnings per share	$1.09	$	..15		$1.24	$3.78	$	..25		$4.03
Average diluted shares outstanding (in thousands)	435,030		435,030		435,030	411,204		411,204		411,204
Return on equity	13.6%		1.8%		15.4%	16.8%		1.0%		17.8%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1)
Represents taxable-equivalent adjustment of $25 million for the quarter ended September 30, 2008 and $76 million for the nine months ended September 30, 2008, which are not included in reported results, plus a $98 million charge associated with SILO leasing transactions, net of $45 million of revenue related to the Boston Federal Reserve Bank's Asset-Backed Commercial Paper Money Market Liquidity Facility (AMLF).
(2)
Represents $37 million of interest expense related to the Boston Federal Reserve Bank's AMLF.
(3)
Represents gain on the sale of CitiStreet interest, net of exit and other associated costs, which State Street divested on July 1, 2008.
(4)
Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.
(5)
Represents a charge to provide for estimated net exposure to customers on an indemnification obligation associated with collateralized repurchase agreements.
(6)
Represents $3 million of income tax expense related to the Boston Federal Reserve Bank's AMLF, $39 million of income tax expense related to the reserve for SILO's, $140 million of income tax expense related to the gain from sale of CitiStreet interest, $11 million of income tax benefit related to merger and integration costs for the acquisition of Investors Financial, and $80 million of income tax benefit related to the provision for potential secured exposure associated with a collateralized repurchase agreement.
(7)
Represents $3 million of income tax expense related to the Boston Federal Reserve Bank's AMLF, $39 million of income tax expense related to the reserve for SILO's, $140 million of income tax expense related to the gain from sale of CitiStreet interest, $30 million of income tax benefit related to merger and integration costs for the acquisition of Investor's Financial, and $80 million of income tax benefit related to the provision for potential secured exposure associated with a collateralized repurchase agreement.
(8)
Represents taxable-equivalent adjustment, which is not included in reported results.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Nine Months Ended September 30, 2007

	Quarter Ended September 30, 2007				Nine Months Ended September 30, 2007
(Dollars in millions, except per share amounts)	Reported Results	Adjustments		Operating Results	Reported Results	Adjustments		Operating Results
Fee Revenue:
Servicing fees	$937			$937	$2,421			$2,421
Management fees	299			299	844			844
Trading services	320			320	800			800
Securities finance	165			165	425			425
Processing fees and other	78			78	216			216

Total fee revenue	1,799			1,799	4,706			4,706
Net Interest Revenue:
Interest revenue	1,383	$17	(1)	1,400	3,758	$41	(1)	3,799
Interest expense	919	—		919	2,584	—		2,584

Net interest revenue	464	17		481	1,174	41		1,215
Provision for loan losses	—	—		—	—	—		—

Net interest revenue after provision for loan losses	464	17		481	1,174	41		1,215
Losses related to investment securities, net	(23)	—		(23)	(23)	—		(23)

Total revenue	2,240	17		2,257	5,857	41		5,898
Operating Expenses:
Salaries and employee benefits	916	—		916	2,463	—		2,463
Information systems and communications	145	—		145	398	—		398
Transaction processing services	165	—		165	435	—		435
Occupancy	109	—		109	301	—		301
Merger and Integration costs	141	(141	)(2)	—	141	(141	)(2)	—
Other	213	—		213	522	—		522

Total operating expenses	1,689	(141)		1,548	4,260	(141)		4,119

Income before income taxes	551	158		709	1,597	182		1,779
Income taxes	193	50	(2)	243	559	50	(2)	609
Taxable-equivalent adjustment	—	17	(1)	17	—	41	(1)	41

Net income	$358	$91		$449	$1,038	$91		$1,129

Diluted earnings per share	$.91	$.24		$1.15	$2.91	$.24		$3.15
Average diluted shares outstanding (in thousands)	392,150	392,150		392,150	356,695	356,695		356,695
Return on equity	12.6%	3.2%		15.8%	15.9%	1.4%		17.3%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1)
Represents taxable-equivalent adjustment, which is not included in reported results.

(2)
Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended June 30, 2008

	Quarter Ended June 30, 2008
(Dollars in millions, except per share amounts)	Reported Results	Adjustments		Operating Results
Fee Revenue:
Servicing fees	$977			$977
Management fees	280			280
Trading services	320			320
Securities finance	352			352
Processing fees and other	77			77

Total fee revenue	2,006			2,006
Net Interest Revenue:
Interest revenue	1,137	$28	(1)	1,165
Interest expense	480	—		480

Net interest revenue	657	28		685
Provision for loan losses	—	—		—

Net interest revenue after provision for loan losses	657	28		685
Gains related to investment securities, net	9	—		9

Total revenue	2,672	28		2,700
Operating Expenses:
Salaries and employee benefits	1,060	—		1,060
Information systems and communications	164	—		164
Transaction processing services	172	—		172
Occupancy	115	—		115
Merger and integration costs	32	(32	)(2)	—
Other	298	—		298

Total operating expenses	1,841	(32)		1,809

Income before income taxes	831	60		891
Income taxes	283	10	(2)	293
Taxable-equivalent adjustment	—	28	(1)	28

Net income	$548	$22		$570

Diluted earnings per share	$1.35	$.05		$1.40
Average diluted shares outstanding (in thousands)	406,964	406,964		406,964
Return on equity	18.6%	0.7%		19.3%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1)
Represents taxable-equivalent adjustment, which is not included in reported results.

(2)
Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in millions, except per share amounts)	September 30, 2008	December 31, 2007	September 30, 2007
Assets
Cash and due from banks	$58,263	$4,733	$4,610
Interest-bearing deposits with banks	18,430	5,579	6,559
Securities purchased under resale agreements	9,598	19,133	16,151
Federal funds sold	1,500	4,540	2,575
Trading account assets	6,332	589	1,305
Investment securities available for sale	68,881	70,326	72,789
Investment securities held to maturity purchased under money market liquidity facility	76,660	—	—
Investment securities held to maturity	3,945	4,233	4,294
Loans and leases (net of allowance of $18)	17,430	15,784	11,292
Premises and equipment	1,987	1,894	1,824
Accrued income receivable	1,915	2,096	1,883
Goodwill	4,516	4,567	4,601
Other intangible assets	1,890	1,990	1,994
Other assets	14,217	7,079	10,011

Total assets	$285,564	$142,543	$139,888

Liabilities
Deposits:
Noninterest-bearing	$70,033	$15,039	$13,779
Interest-bearing—U.S.	9,988	14,790	15,838
Interest-bearing—Non-U.S.	70,848	65,960	63,384

Total deposits	150,869	95,789	93,001
Securities sold under repurchase agreements	17,274	14,646	14,008
Federal funds purchased	1,984	425	320
Short-term borrowings under money market liquidity facility	76,627	—	—
Other short-term borrowings	4,289	5,557	4,802
Accrued taxes and other expenses	2,443	4,392	3,953
Other liabilities	14,908	6,799	8,938
Long-term debt	4,106	3,636	3,616

Total liabilities	272,500	131,244	128,638
Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 750,000,000 shares; issued 431,951,000, 398,366,000 and 398,370,000 shares	432	398	398
Surplus	6,793	4,630	4,616
Retained earnings	9,002	7,745	7,610
Accumulated other comprehensive loss	(3,146)	(575)	(369)
Treasury stock (at cost 405,000, 12,082,000 and 13,576,000 shares)	(17)	(899)	(1,005)

Total shareholders' equity	13,064	11,299	11,250

Total liabilities and shareholders' equity	$285,564	$142,543	$139,888

QuickLinks

  Exhibit 99.1
STATE STREET CORPORATION Earnings Press Release Addendum Financial Highlights September 30, 2008
STATE STREET CORPORATION Earnings Press Release Addendum SELECTED FINANCIAL INFORMATION Quarters and Nine Months Ended September 30, 2008 and September 30, 2007
STATE STREET CORPORATION Earnings Press Release Addendum SELECTED FINANCIAL INFORMATION Quarters Ended September 30, 2008 and June 30, 2008
STATE STREET CORPORATION Earnings Press Release Addendum SELECTED OPERATING-BASIS FINANCIAL INFORMATION Quarters and Nine Months Ended September 30, 2008 and September 30, 2007
STATE STREET CORPORATION Earnings Press Release Addendum SELECTED OPERATING-BASIS FINANCIAL INFORMATION Quarters Ended September 30, 2008 and June 30, 2008
STATE STREET CORPORATION Earnings Press Release Addendum RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS Quarter and Nine Months Ended September 30, 2008
STATE STREET CORPORATION Earnings Press Release Addendum RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS Quarter and Nine Months Ended September 30, 2007
STATE STREET CORPORATION Earnings Press Release Addendum RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS Quarter Ended June 30, 2008
STATE STREET CORPORATION Press Release Addendum CONSOLIDATED STATEMENT OF CONDITION